PATENT AND TRADEMARK SECURITY AGREEMENT

THIS PATENT AND TRADEMARK SECURITY AGREEMENT (“Security Agreement”), dated as of October ___, 2007, between Innova Robotics and Automation, Inc., a Delaware corporation (the “Parent”), Robotic Workspace Technologies, Inc., a subsidiary of the Parent (the “Grantor”) and YA Global Investments, L.P., a Cayman Island exempted limited partnership (the “Lender”).

WITNESETH:

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of October ___, 2007 (together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, the “Securities Purchase Agreement”) between the Grantor and the as Lender (the “Lender”), has agreed to purchase up to $600,000 of secured convertible debentures of the Parent (the “Convertible Debentures”) subject to the terms and provisions of the Securities Purchase Agreement;

WHEREAS, The Parent shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement, and the Secured Party shall purchase, up to Six Hundred Thousand Dollars ($600,000) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Parent’s common stock, par value $0.001, in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement;

WHEREAS, to induce the Lender to enter into the transaction contemplated by the Securities Purchase Agreement, the Convertible Debentures, the Investor Registration Rights Agreement of even date herewith between the Parent and the Lender (the “Investor Registration Rights Agreement”), and the Irrevocable Transfer Agent Instructions among the Parent, the Lender, the Parent’s transfer agent, and David Gonzalez, Esq. (the “Transfer Agent Instructions”) (collectively referred to as the “Transaction Documents”), the Parent and the Grantor have agreed to grant to the Lender a security interest in and to the Patent Collateral (as defined herein and the Patent and Trademark Agreement by and between the Parent and the Lender dated the date hereof) to secure all of the Obligations (as defined below).

WHEREAS, in connection with the Securities Purchase Agreement, the Parent and the Grantor have agreed to provide the Lender a general security interest, pursuant Security Agreement dated as of October ___, 2007 between the Parent, Grantor and the as Lender (the “Security Agreement”) in the Pledged Collateral (as this term is defined in the Security Agreement);

AND WHEREAS, as a condition precedent to the purchasing the Convertible Debentures on the closing date under the Securities Purchase Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Patent and Trademark Collateral (as hereinafter defined) to secure all Obligations (as defined in the Security Agreement);

AND WHEREAS, in connection with the Securities Purchase Agreement dated July 20, 2006, the Grantor provided the Lender a general security interest, pursuant Security Agreement dated as of July 20, 2006 between the Grantor and the as Lender (the “2006 Security Agreement”) in the Pledged Collateral (as this term is defined in the 2006 Security Agreement);

AND WHEREAS, as a condition precedent to the purchasing the Convertible Debentures on the closing date under the Securities Purchase Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Lender a continuing security interest in all of the Patent and Trademark Collateral (as hereinafter defined) to secure all Obligations under and as defined in the 2006 Security Agreement)

AND WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Securities Purchase Agreement.

SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment and performance of all of the Obligations by the Grantor, the Grantor does hereby mortgage, pledge and hypothecate to the Lender and grant to the Lender a security interest in all of the following property (the “Patent Collateral”), now owned and existing:

(a) all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Schedule “A” hereto;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses and other agreements providing the Grantor with the right to use any of the items of the type referred to in clauses (a) and (b), including each patent license referred to in Schedule “A” hereto;

(d) the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and

(e) all proceeds of, and rights associated with, the foregoing, (including license royalties and proceeds of infringement suits), and all rights corresponding thereto throughout the world.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of recording the security interest of the Lender in the Patent Collateral relating to patents referred to in Schedule “A” with the United States Patent and Trade Marks Office, to the extent it may be so registered therein. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Lender under the Security Agreement. The Security Agreement (and all rights and remedies of the Lender thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Security Interest. Upon payment in full of all Obligations and the termination of the Securities Purchase Agreement, the Lender shall, at the Grantor’s expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on any security interest in the Patent Collateral which has been granted hereunder.

SECTION 5. Acknowledgement. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by references herein as if fully set forth herein.

SECTION 6. Securities Purchase Agreement. Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict and are incapable of being construed in conjunction with the provisions of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall take precedence over those contained herein and, in particular, if any act of the Grantor is expressly permitted under the Securities Purchase Agreement but is prohibited hereunder, any such act shall be permitted hereunder and any encumbrance expressly permitted under the Securities Purchase Agreement to exist or to remain outstanding shall be permitted hereunder and thereunder. This instrument, document or agreement may be sold, assigned or transferred by the Agent in accordance with the terms of the Securities Purchase Agreement.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and first year above written.

SUBSIDARY
ROBOTIC WORKSPACE TECHNOLOGIES, INC.

By:	/s/ Walter Weisel
Name: Walter Weisel
Title: President
INNOVA ROBOTICS AND AUTOMATION, INC.

By:	/s/ Eugene Gartlan
Name: Eugene Gartlan
Title: Chief Executive Officer

STATE OF _________________________	)
) SS:
COUNTY OF ________________________	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named _______________________ who acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand an official seal at __________________, ____________________, this ___ day of __________, 2007.

Notary Public

YA GLOBAL INVESTMENTS, L.P.
By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:
Name:	Mark Angelo
Title:	President and Portfolio Manager

SCHEDULE “A”

U.S. Letters Patent And Applications
For Letters Patent Of Harvey Electronics, Inc.

Holder	Title	Filing Date	Application Number	Class	Issue Date	Registration Number
Robotic Workspace Technologies	Versatile robot control system	December 28, 2000	09/750,433	700/245 ; 318/568.11; 318/568.13; 318/568.16; 318/573; 318/574; 700/247; 700/248; 700/249; 700/259; 700/260; 701/23; 701/24; 901/16; 901/2; 901/47; 901/8	August 27, 2002	Patent # 6,442,451

Robotic Workspace Technologies	Automation equipment control system	August 26, 2002	10/227,660
700/245 ;
318/568.11;
318/568.13;
318/568.16;
318/573;
318/574;
345/157;
700/247;
700/248;
700/249;
700/259;
700/260; 701/23;
707/10; 709/203;
709/213;
709/217;
709/225;
709/229;
715/862; 901/16;
901/2; 901/47;
901/8
					January 6, 2004	Patent # 6,675,070

A-1

Robotic Workspace Technologies	Automation equipment control system	December 30, 2003	10/749,048	700/245 ; 318/568.11; 318/568.13; 318/568.16; 318/573; 318/574; 700/247; 700/248; 700/249; 700/259; 700/260; 701/23; 707/10; 709/203; 709/217; 709/225; 709/229; 901/16; 901/2; 901/47; 901/8	July 26, 2005	Patent # 6,922,611

Robotic Workspace Technologies	Automation equipment control system	July 26, 2005	20050267637	700/245	Pending	Pending

A-2